Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260016 on Form S-8 of our reports dated February 28, 2023, relating to the financial statements of Olaplex Holdings, Inc. and the effectiveness of Olaplex Holdings, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Los Angeles, California
February 28, 2023